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                                                                    EXHIBIT 10.3

AGREEMENT FOR COMPUTER CONSULTANCY SERVICES

CUSTOMER :  PURCHASE SOFT              CONTRACT  #   :
            ONE RESEARCH DRIVE         PACT  #       :
            WESTBOROUGH                EFFECTIVE DT  : 03/15/2001
            MASSACHUSETTS 01581
            U.S.A.

For the above identified CUSTOMER, Tata Infotech Limited, a company incorporated under the Indian Companies Act, 1956, and having its registered office at Manish Commercial Centre, 216-A, Dr. Annie Besant Road, Worli, Mumbai 400 025, India, hereinafter called "Tata Infotech" agrees to furnish software services as described hereunder, subject to the terms and conditions of this Agreement.

1.  THE SERVICE

    Tata Infotech undertakes to furnish to CUSTOMER at mutually agreed locations, all such computer consultancy, programming and testing services (the "Services"), as described in the "Proposal to PurchaseSoft, Inc." dated 7th February 2001 (the "proposal") which forms an integral part of this contract.

2.  CHARGES, PAYMENT, TAXES AND CHANGE CONTROL

2.1 Tata Infotech agrees to perform the Phase I Services for a total firm fixed fee of (USD One hundred and nine thousand only) USD 109,000:

      The subsequent Phases will be reviewed at the completion of Phase I. Based on the confirmation of the Scope of Work after the Study, the aforesaid proposal will be reviewed.

      All other terms and conditions of this contract will remain unchanged.

2.2 If either party wishes to alter the Services during the term of this Agreement the following procedure shall apply:

          a) The party who requests the change (the "Originator") will forward to the other party (the "Recipient") a Change Request which shall include the following:

             o     Project identification;
             o     Originator's name and title;
             o     the date of the Change Request;
             o     a description of the proposed change to the Scope of Work;
             o     the reason for the proposed change.


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          b) Tata Infotech shall assign a number to and log each Change Request.

          c) All Change Requests shall be categorized by the Originator as Priority 1 (urgent) or Priority 2 (ordinary) or Priority 3 (post implementation).

          d) Tata Infotech shall investigate the impact of the Change Request on the price, Schedule, Scope of Work and relevant obligations under the Agreement (the "Impact Study") as follows:

             o     Priority 1 within 10 days
             o     Priority 2 within 30 days
             o     Priority 3 after implementation of the system.

          e) If the Customer is the Originator, the Customer shall pay Tata Infotech its then current charges for conducting the Impact Study.

          f) If both parties agree in writing upon the Impact Study then any necessary amendments to the price, Schedule, Scope of Work and relevant obligations under the Agreement, shall be deemed incorporated into the Agreement.

          g) If the parties cannot agree upon the Impact Study or the necessary amendments under clause (f) of this clause the Change Request will not be implemented.

2.3 All taxes outside India, applicable and/or related to the above fees payable to Tata Infotech, excluding corporation tax and franchise or any other tax on Tata Infotech's general income but including sales tax, import duty, turnover tax or any other tax including levy or charge or tax of any nature by whatsoever name called shall be paid and borne entirely by CUSTOMER.

2.4 All taxes in India, applicable and/or related to the above fees payable to Tata Infotech or to the items supplied by CUSTOMER, excluding corporation tax and franchise or other tax on CUSTOMER's general income but including sales tax, import duty, turnover tax, or any other tax including levy or charge or tax of any nature by whatsoever name called shall be paid and borne entirely by Tata Infotech.

2.5 All freight, insurance, duties outside India (if any) and other charges of deliverables to and by Tata Infotech hereunder will be borne entirely by CUSTOMER.

2.6 All payments by CUSTOMER to Tata Infotech are to be made by EFT (Electronic Funds Transfer) to the Tata Infotech Bank Account mentioned in the Tata Infotech invoice.


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2.7     Payment shall be made within 15 days of receipt of dated invoice which refers to this Agreement. In case of late payment or default by the CUSTOMER with respect to any payment to be made by the CUSTOMER to Tata Infotech under this Agreement, Tata Infotech shall have the option to recover from the CUSTOMER, a charge computed at the rate of 1.5% per month on such outstanding amount for each calendar month and for any fraction thereof on a pro-rata basis, while such amount remains outstanding. Tata Infotech shall have this option in addition to its right to terminate this Agreement in accordance with the provisions of Clause 9 hereunder.

3.  PERFORMANCE OF SERVICES

    The completion of the project is the responsibility of Tata Infotech and project personnel will at all times remain under the supervision and control of Tata Infotech. Tata Infotech reserves the right to assign personnel to perform the Services and agrees to assign personnel who are, in Tata Infotech's judgement, qualified to complete the Services requested.

4.  ACCEPTANCE AND WARRANTY

4.1 Tata Infotech's sole warranty hereunder is that the software and documentation developed and delivered to the CUSTOMER ("Deliverable/New Agreement Material") shall conform substantially to the specification mutually agreed upon in writing. This warranty shall extend to CUSTOMER alone and no other

4.2 Within thirty (30) days or as stated in the proposal, whichever is earlier, of delivery of each item specified as a Deliverable, if any, CUSTOMER shall test the Deliverable to determine its conformance with agreed specifications or as specified in the revised proposal. The testing criteria shall be developed jointly by CUSTOMER and Tata Infotech. Tata Infotech shall hold itself ready to respond immediately in the event any nonconformity is discovered.

4.3 Upon the successful completion of testing of the final Deliverable, CUSTOMER shall notify Tata Infotech in writing of its Acceptance of all Deliverables. Failure to complete testing of Deliverables by CUSTOMER or non-intimation to Tata Infotech in writing of any non-conformity within thirty (30) days of delivery shall be deemed as Acceptance by CUSTOMER of the Deliverables. Upon Acceptance Tata Infotech's responsibility shall end.


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4.4     SAVE AS PROVIDED HEREIN, THERE ARE NO OTHER WARRANTIES EXPRESS OR
        IMPLIED BY OPERATION OF LAW OR OTHERWISE, CONCERNING THE SERVICES, SOFTWARE AND SOFTWARE MODIFICATIONS AND DOCUMENTATION PROVIDED, TATA INFOTECH DISCLAIM THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE, AND FURTHER DISCLAIM ANY AND ALL RESPONSIBILITY FOR LOSS OF DATA OR OTHER UNINTENDED CONSEQUENCES AS A RESULT OF PROVIDING SERVICES UNDER THIS AGREEMENT.

5.  TITLE AND LICENSE

5.1 Customer acknowledges that Tata Infotech owns or have the right to use any Pre Existing Intellectual Property for providing Services under this Agreement. Pre Existing Intellectual Property means materials / software / ideas / design etc. in which TATA INFOTECH has ownership rights through trade marks, copyrights, trade secrets and or patent either prior to entering into this Agreement or at the time of using the same for the purposes of this Agreement. Property Rights into such Pre Existing Intellectual Property and any modifications or improvements to the Pre-Existing Intellectual Property shall vest in the owner of the Pre Existing Intellectual Property. Tata Infotech acknowledges that Customer owns or has the right to use the Customer's Pre Existing Intellectual Property and that any modifications or improvements to the Customer's Pre-Existing Intellectual Property shall vest in the Customer.

5.2 TATA INFOTECH agrees that upon completion or termination of this Agreement, for whatever cause and without regard to whether the [Deliverables/New Agreement Material] has been completed, on full payment of all monies due to TATA INFOTECH, one copy of all notebooks, data, information and other material acquired or compiled by TATA INFOTECH in respect to the services or [Deliverables/New Agreement Material], including source code, object code and technical documentation, shall be delivered to the CUSTOMER.

5.3 Full and exclusive rights and ownership in the [Deliverables/New Agreement Material] and in any and all related letters patent, trademarks, copyrights, trade secrets, Confidential Information, and any other proprietary rights which TATA INFOTECH possesses or is entitled to in the [Deliverables/New Agreement Material] shall vest in and is hereby assigned to the CUSTOMER as of the date of acceptance. Except as provided in this Agreement, TATA INFOTECH shall retain no right, ownership or title in the [Deliverables/New Agreement Material] or in any related letters patent, trademarks, copyrights, trade secrets, Confidential Information or any other proprietary rights. The parties hereto agree that the [Deliverables/New Agreement Material] and all such rights are being sold in their entirety to CUSTOMER for whatever use it desires, and nothing contained herein shall be deemed to construe a mere license or franchise in the CUSTOMER.


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5.4  Should CUSTOMER or any of its agents or representatives seek to obtain letters patent, trademarks, or copyrights in any country of the world on all or part of the [Deliverables/New Agreement Material], TATA NFOTECH agrees to cooperate fully without compensation (at the cost of the CUSTOMER) in providing information, completing forms, performing actions and obtaining the necessary signatures or assignments required to obtain such letters patent, trademarks or copyrights.

5.5 Tata Infotech hereby grants an indefinite, non transferable, non-exclusive license to the Customer to use any Deliverables which are developed as a result of Tata Infotech providing the Services during the terms of this Agreement ("New Agreement Material"). The CUSTOMER shall have all the rights for such "New Agreement Material". Further if such "New Agreement Material" contains use of any Pre-Existing Intellectual Property of TATA INFOTECH, then TATA INFOTECH shall assign all rights for such Pre-Existing Intellectual Property to the CUSTOMER. However, Tata Infotech does not grant the Customer the right to use the Pre-Existing Intellectual Property independently of, or to the extent that they are capable of being separated from, the Deliverables. Further all Intellectual Property Rights in the New Agreement Material shall vest in CUSTOMER.

6.  FORCE MAJEURE

       Neither party shall be liable to the other for any delay in or failure of, performance of their respective obligations under this agreement caused by occurrences beyond the control of the party (as the case may be). However, if such delay exceeds thirty (30) days, either party shall have the option, exercisable by written notice, to cancel this Agreement pursuant to Clause 9.

7.  DURATION OF THE AGREEMENT

    This Agreement shall be effective for a period of 03/15/2001, from 03/14/2002 but shall continue until completion by both parties of their obligations hereunder.

8.  GOVERNING LAW

    This Agreement shall be governed by the laws of New York, United States of America.


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9.  TERMINATION OF THE AGREEMENT

9.1 Either party may terminate this Agreement at any time during the term of the Agreement by giving the other party sixty (60) days prior written notice of its intention to so terminate. However Tata Infotech shall have the option to terminate this Agreement forthwith if CUSTOMER is in the breach of clause 2.7

9.2. The termination of this Agreement or of any renewal thereof shall discharge any further obligations of either party hereto with respect to this Agreement or of any renewal thereof; provided, however, that the Tata Infotech's obligations under Articles 5 hereof with respect to such of said services as may have been furnished prior to the effective date of termination shall not be discharged by such termination but shall remain in full force and effect and, provided further, that CUSTOMER's obligation hereunder to make payment to Tata Infotech with respect to the period prior to the effective date of said termination shall remain in full force and effect. Upon termination for any reason, customer shall promptly pay to Tata Infotech all outstanding dues as per agreed schedule and pro-rata payment for partly completed work.

10. CONFIDENTIALITY

10.1 Both parties shall keep confidential and shall not disclose or make available directly or indirectly to any third party any and all information and material that is marked "Confidential and Proprietary" and is communicated, or becomes available to, or accessible to the other party in the course of this Agreement ("Confidential
       Information").

10.2 Both parties acknowledge that the Confidential Information is the valuable property of the other party and that any disclosure of it could give rise to considerable damage to the non-disclosing party.

10.3 Neither party shall use or access the Confidential Information for any reason except as is necessary to perform the Agreement.

10.4 Upon termination or completion of this Agreement, each party shall deliver to the other party any Confidential Information in their possession, which is capable of being delivered. Both parties shall delete, erase, or otherwise destroy any Confidential Information contained in computer memory, magnetic, optical, laser, electronic, or other media in its possession or control which is not capable of delivery to the other party.


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11. Tata Infotech EMPLOYEES

    During the period of this Agreement and two (2) years thereafter, CUSTOMER agrees to not employ in its services in any capacity, either directly or indirectly, any persons who have been employed with Tata Infotech and have worked on this project under this Agreement, without prior consent of Tata Infotech (such consent not to be unreasonably withheld or delayed in respect of persons not in the employment of Tata Infotech during the six months preceding the date of request for such consent)

12. LIMITATION OF LIABILITY

12.1 In no event shall Tata Infotech be liable to Customer in contract, tort or otherwise, for, or in respect of, any indirect, special, incidental or consequential loss or damage arising out of or in connection with or relating to the performance or any breach of this Agreement or any matter relating to this Agreement or error (whether negligent or not) in information supplied to Customer before or after the date of this Agreement in connection with its subject matter, even if Tata Infotech knew or should have known of the possibility of such loss. "Consequential loss" shall include but not be limited to loss of profit, data, use or goodwill (or similar financial loss), and payment made or due to any third party, any loss or damage caused by delay in the supply of the Services to be provided under this Agreement.

12.2 Tata Infotech`s liability, if any, in contract, tort or otherwise arising out of, or in connection with, or relating to the performance or any breach of this Agreement, or any matter relating to this Agreement, or error (whether negligent or not) in information supplied to Customer before or after the date of this Agreement in connection with its subject matter shall not exceed in total the amount paid to Tata Infotech under this Agreement for Services which are the subject matter of or directly related to the cause of action asserted during the 12 month period immediately prior to the cause of action arising.

12.3 Customer's sole and exclusive remedies for damages from any cause whatsoever will be those provided in this Agreement.

13.  CUSTOMER'S RESPONSIBILITIES AND OBLIGATIONS

13.1 The Customer's responsibilities and obligations include but are not limited to the responsibilities and obligations set out in clauses
         13.2 to 13.7 and Section 6.4 of the proposal

13.2 The Customer will provide access to all relevant source code and documentations and will provide timely inputs to Tata Infotech to enable completion of the tasks in a timely manner. The Customer agrees to send the source code and all documentation to India in electronic form.


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13.3     The Customer  will be  responsible  for the  downloading  of software source in the appropriate format and on the required media.

13.4 The Customer shall provide mutually agreed upon acceptance criteria, test data, system test scripts and expected results for each program consistent with Article 4 hereof.

13.5 During the period(s) when Tata Infotech consultants are required at Customers facilities Customer will provide them with appropriate office space, facilities including telephone, fax and computing resources.

13.6 The Customer will be responsible for obtaining and paying for any and all licenses and releases for any third party materials (hardware or software including support) which Tata Infotech may require to replicate the environment in order to perform the Services.

13.7 The Customer will provide appropriate personnel as contact person to address and resolve any matter related with the performance of Services.

14. GENERAL

         NOTICE
14.1 All notices and demands hereunder shall be in writing and shall be deemed to have been given if delivered by hand or if forwarded by Registered Air Mail, or by cable, telefax or electronic mail and confirmed by Registered Air Mail or return cable, telex or electronic mail to each parties respective addresses mentioned hereinabove:

         Any such notice shall be deemed to have been duly served upon and received by the other party to whom it is addressed upon the date of receipt thereto by the other party, and in case of notice served by cable or telex or telefax and thereafter confirmed by Registered Air Mail, 7 days from the date on which the Registered Air Mail confirmation is posted.

         ENTIRE AGREEMENT

14.2 This Agreement including the schedules and attachment hereto constitutes the entire Agreement understanding and representation expressed or implied between the Customer and Tata Infotech with respect to the Products and Services and supersedes all prior conduct and communications both oral and written.


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         AMENDMENTS IN WRITING/WAIVER

14.3 No modifications or amendments to this Agreement or any waiver of any terms or conditions hereof shall be effective unless put in writing and signed by both parties. Any forbearance, indulgence or delay in enforcing any right or remedy shall not be, or be deemed to be, any waiver of or in any way prejudice any right or remedy of Tata Infotech in respect of this Agreement.

         SEVERABILITY

14.4 Each paragraph and provision of this Agreement is severable, and if any one or more paragraphs or provisions are declared invalid, the remaining provisions of this Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.

For TATA INFOTECH LTD.               For CUSTOMER

/s/  V. Subramaniam                       /s/  P. Gopalakrishnan
-------------------                       ----------------------
By  V. Subramaniam                        By  P. Gopalakrishnan


Its  Company Secretary                Its  SVP & CTO
                                           03-21-2001